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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  September 9, 2005

                            JAG Media Holdings, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


            Nevada                    000-28761                 88-0380546
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation              File Number)            Identification No.)

    6865 SW 18th Street, Suite B13
           Boca Raton, Florida                                   33433
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:   (866) 300-7410

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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER EVENTS.

PROPOSED TRANSACTION WITH CRYPTOMETRICS, INC.:

On September 9, 2005, JAG Media Holdings, Inc. (the "Company") entered into a non-binding letter of intent (the "Letter of Intent") with Cryptometrics, Inc., a Delaware corporation ("Cryptometrics"), pursuant to which the Company and Cryptometrics would enter into a merger agreement under which Cryptometrics would merge with a newly created subsidiary of the Company. In consideration of the merger, the stockholders of Cryptometrics would acquire shares of common stock, par value $0.00001 per share, of the Company ("Company Common Stock"), which shares would, upon issuance, represent 88% of the outstanding Company Common Stock, in exchange for all of the issued and outstanding capital stock of Cryptometrics (the "Proposed Transaction"). The shares of Common Stock to be received by the stockholders of Cryptometrics would be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The existing public shareholders of the Company will experience significant dilution from the issuance of these shares to the stockholders of Cryptometrics.

At the closing of the Proposed Transaction (the "Closing"), the Company's current directors would resign as directors of the Company and would also resign as officers and executives of the Company. The Company's board of directors would be replaced with designees of Cryptometrics, at least a majority of whom would be independent and who, in whole or in part, would also constitute the audit committee of the Company's board of directors.

Cryptometrics was incorporated in May 2000 under the name Postal Hut, Inc. and in November 2001 changed its name to Cryptometrics, Inc. Cryptometrics's business focuses on the biometric security industry. Cryptometrics produces hardware and software products that take advantage of the internationally approved standards for biometric identification and verification.

In connection with the Proposed Transaction, the Cryptometrics stockholders will agree not to sell or otherwise dispose of the shares of Common Stock that are received in connection with the Proposed Transaction for a period of twelve (12) months from the Closing; provided, that subject to compliance with all relevant securities laws, thirty-five percent (35%) of the shares will not be subject to the lock-up provision, if and so long as, the shares of the post-merger Company are trading on the NASDAQ Small Cap Market.

The Proposed Transaction is subject to various conditions being satisfied prior to Closing, including, among others:

o completion of all steps necessary to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 450,000,000 and approval of a name change to a name including "Cryptometrics";

o the Registration Statement relating to the registration of the shares of Common Stock being issued to the stockholders of Cryptometrics being declared effective by the Securities and Exchange Commission;

o  the listing of the Company's Common Stock on the NASDAQ Small Cap Market; and
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o  the Company not having outstanding indebtedness for borrowed money in excess of the principal amount of $2,000,000.


In addition, the Closing is conditioned upon (i) each party completing a due diligence review, the results of which are satisfactory in all respects to each party, (ii) the Company and Cryptometrics obtaining all appropriate and necessary corporate and stockholder approvals for the transaction, and (iii) the entering into of definitive agreements among the parties, including, without limitation, a mutually acceptable definitive acquisition agreement between Cryptometrics and the Company.


Except for certain specified provisions, the Letter of Intent is non-binding. There is no assurance that the definitive documentation called for in the Letter of Intent will ever by executed, or if executed, that the proposed transaction between the Company and Cryptometrics will be consummated.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of JAG Media Holdings, Inc. and Cryptometrics, Inc. in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

The foregoing description of the Letter of Intent is qualified in its entirety by reference to the Letter of Intent, a copy of which is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Non-Binding Letter of Intent, dated as of September 9, 2005, by and between JAG Media Holdings, Inc. and Cryptometrics, Inc.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JAG MEDIA HOLDINGS, INC.


                                       By:      /s/ Thomas J. Mazzarisi
                                          ------------------------------------
                                            Thomas J. Mazzarisi
                                            Chief Executive Officer


Dated:  September 13, 2005


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                                INDEX TO EXHIBITS

Exhibit No.   Description
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99.1          Non-Binding Letter of Intent, dated as of September 9, 2005, by and between JAG Media Holdings, Inc. and Cryptometrics, Inc.